SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GENERAL EMPLOYMENT ENTERPRISES, INC.
(Name of Registrant as Specified in its Charter)

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GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held Monday, March 22, 2010

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, in Oakbrook Terrace, Illinois 60181, on Monday, March 22, 2010, at 11:00 a.m., local time.  Directions to the meeting can be obtained by contacting the Company’s Investor Relations Department at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181, or by calling (630) 954-0495.

The purpose of the meeting is:

1.	To elect six directors of the Company; and
2.	To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on January 22, 2010 will be entitled to vote at the meeting.  Whether or not you are able to attend the meeting in person, please vote as soon as possible.  You may vote by signing the enclosed proxy card and mailing it in the envelope provided.

For more information about the matters being considered at this meeting, we ask that you read the Proxy Statement on the following pages.  The Company’s 2009 Annual Report to Shareholders is enclosed with the Proxy Statement.

By Order of the Board of Directors

Nancy C. Frohnmaier
Secretary

Oakbrook Terrace, Illinois
January 28, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 22, 2010. The Proxy Statement and the 2009 Annual Report to Shareholders are available at www.genp.com/ir.htm.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the enclosed postage paid envelope so that your shares can be voted in accordance with your wishes.  If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.  If your shares are held in the name of a bank or brokerage firm, you should check the voting instructions of that firm.

GENERAL EMPLOYMENT ENTERPRISES, INC.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois  60181

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 28, 2010, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the “Company”), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Monday, March 22, 2010, at 11:00 a.m., local time, in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, Oakbrook Terrace, Illinois 60181.

VOTING RIGHTS AND SOLICITATION

The voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 13,380,265 outstanding on January 22, 2010, the record date for the Annual Meeting.  Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights.  When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares.  Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy.  If no instruction is indicated on the proxy card, the shares will be voted for election of the six nominees for director listed in this proxy statement.  The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the listed nominees for director as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld.  In any case, and notwithstanding the foregoing, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Quorum and Vote Required

A quorum of shareholders is necessary to take action at the Annual Meeting.  A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.  Abstentions will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum.  Directors are elected by the affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.  Withheld votes and abstentions will have the effect of votes against the directors.

Voting Procedure, Revoking Proxies

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy card as an alternative to voting in person at the Annual Meeting.  To vote by mailing a proxy card, shareholders should sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope.

If shares are registered in the name of a bank or brokerage firm (record holder), shareholders will receive instructions from their record holder that must be followed in order for the record holder to vote the shares in accordance with the shareholder’s instructions.  If shares are held through a bank or brokerage firm and the shareholder wishes to be able to vote in person at the Annual Meeting, the shareholder must obtain a legal proxy from the brokerage firm, bank or other holder of record and present it to the inspector of election with the shareholder’s ballot.

Registered shareholders may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date or by delivering written notice of revocation of their proxy to the Secretary of the Company at its principal executive offices before the beginning of the Annual Meeting.  Shareholders may also revoke their proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered.  If shares are held through a bank or brokerage firm, shareholders must contact that bank or brokerage firm to revoke any prior voting instructions.  Shareholders may also vote in person at the Annual Meeting if a legal proxy is obtained, as described in the preceding paragraph.

Manner and Costs of Solicitation

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company.  The Company intends to solicit proxies by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.  The Company also reserves the right to retain and compensate a professional solicitor to assist in the solicitation of proxies.

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting, to serve until the 2011 Annual Meeting of Shareholders, or until their successors are elected and qualified.  Proxies will be voted, unless otherwise indicated, for the election of the nominees named below.  The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the listed nominees for director as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld.  In any case, and notwithstanding the foregoing, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Director Nominees

The following information is furnished with respect to each nominee for election as a director. Each nominee has agreed to serve, if elected.

DENNIS W. BAKER, age 63 – Director of the Company since 2000.  Formerly with CF Industries Holdings, Inc., Long Grove, Illinois, where he had been employed for more than 30 years in various financial capacities, and was Treasurer when he retired in April of 2007.

HERBERT F. IMHOFF, JR., age 60 – Director of the Company since 1986.  Mr. Imhoff retired from the positions of Chairman of the Board, Chief Executive Officer and President of the Company on July 1, 2009, positions he held since 2001. He previously served as Executive Vice President from 1986 to 2001, and as General Counsel from 1982 to 2009.

STEPHEN B. PENCE, age 55 – Director of the Company since July 1, 2009, is a retired colonel from the United States Army Reserve, where he served as a federal military judge, and is also of counsel with Martin, Ogburn & Zipperle, in Louisville, Kentucky, assisting clients involved in human resource staffing and workers' compensation insurance. In 2001, Mr. Pence was nominated by President Bush and confirmed by the U.S. Senate to the position of United States Attorney for the Western District of Kentucky. From 2003 to 2007, Mr. Pence served as Lieutenant Governor of Kentucky, which included roles as the Secretary of the Justice and Public Safety Cabinet and Commissioner of State Police.

CHARLES W. B. WARDELL III, age 56 – Director of the Company since July 1, 2009, served as Senior Advisor to the Chief Executive Officer of Korn/Ferry International, a multi-national executive recruitment service with currently more than 90 offices in 40 countries, from 1992 through 2007. Between 1990 and 1992, Mr. Wardell operated as President of Nordeman Grimm, a New York based boutique executive placement firm with specialization on placement with marketing and financial services companies. In 1978, he joined American Express as Special Assistant to the Chief Executive Officer, although he also held roles, between 1978 and 1990, of Regional Vice President and General Manager of American Express Company Middle East and Senior Vice President and Chief Operating Officer of Global Private Banking at American Express International Banking Corporation. His experience also encompasses Senior Vice President, both at Travelers and Mastercard International, as well as Executive Vice President of Diners Club at Citicorp.

THOMAS C. WILLIAMS, age 49 – Director of the Company since July 9, 2009, is acting Vice Chairman of Capital Management of Bermuda (previously Travelers of Bermuda), a company providing pension benefits for expatriates who have worked outside the U.S. and accrued benefits towards their retirement which are not covered by their domestic pension plans. Additionally, Mr. Williams is the CEO of Innova Insurance Ltd., a Bermuda based insurer, which provides extension risk to the Capital Markets on life insurance related assets.

SALVATORE J. ZIZZA, age 64 – Director of the Company since January 8, 2010, named Chief Executive Officer December 23, 2009.  Mr. Zizza served as the President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with Hollis-Eden Pharmaceuticals.  He has served Hollis-Eden as a member of the board of directors since March 1997 and the non-executive Chairman of the board of directors since March 2009. Mr. Zizza is presently Chairman of Metropolitan Paper Recycling, Inc. and also the Chairman of Bethlehem Advanced Materials. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc. until 1985, when NICO merged with The LVI Group, Inc. Prior to joining The LVI Group, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank. In addition to the aforementioned, Mr. Zizza’s current and former directorships include: The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, the Gabelli International Growth Fund, The Gabelli Global Gold Natural Resources, Westwood Funds, Earl Scheib Inc (NASDAQ), and St. David’s School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Salvatore J. Zizza	64	Chief Executive Officer
Marilyn L. White	59	Vice President
Kent M. Yauch	63	Vice President, Chief Financial Officer and Treasurer

Ms. White was elected Vice President in 1996, and is responsible for the Company’s branch operations.

Mr. Yauch has served the Company as Chief Financial Officer and Treasurer since 1996 and additionally as Vice President since 2001.  He held the position of Treasurer and Controller from 1991 until 1996, and he served as a member of the Company’s Board of Directors from 2001 until 2009.

All executive officers are elected annually by the Board of Directors at the first meeting of the board held following each Annual Meeting of Shareholders, and they hold office until their successors are elected and qualified.

There are no family relationships between any executive officer, director or person nominated to become a director of the Company.

Compliance with Section 16(a) of the Exchange Act

Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Common Stock.  Based solely on a review of the copies of these reports furnished to the Company and written representation from the reporting persons, the Company believes that during the 2009 fiscal year, certain directors and officers failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.  Ronald E. Heineman failed to file a Form 4 to report one stock option award.  Edward O. Hunter was late filing a Form 3 and a Form 4 to report one stock option award.  Thomas G. Kosnik was late filing a Form 3 and a Form 4 to report one stock option award.  Jerry Lancaster was late filing a Form 3.  Stephen B. Pence was late filing a Form 3 and failed to file a Form 4 to report one stock option award.  Charles W. B. Wardell III failed to file a Form 3 and failed to file a Form 4 to report one stock option award.  Thomas C. Williams was late filing a Form 3 and a Form 4 to report one stock option award.  Salvatore J. Zizza was late filing a Form 3.

CORPORATE GOVERNANCE

The Audit Committee is presently composed of three non-employee directors:  Dennis W. Baker (Chairman), Charles W. B. Wardell III and Thomas C. Williams.  The Board of Directors has determined that Mr. Baker and Mr. Williams are each an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each director and each nominee for director, other than Mr. Imhoff, Jr. and Mr. Zizza, is an independent director under the listing standards of the NYSE Amex stock exchange.  In addition, the Board of Directors has determined that each current member of the Audit Committee meets the additional independence criteria required for audit committee membership under the listing standards of the NYSE Amex stock exchange and Rule 10A-3 of the Securities Exchange Act of 1934.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval.  It also holds special meetings when an important matter requires Board action between scheduled meetings.  The Board held 15 meetings during the last fiscal year.  No director of the Company attended fewer than 75% of the total meetings of the Board and Committees on which such Board members served during this period.

The members of the Board of Directors are expected to attend the Company’s Annual Meeting of Shareholders.  All of the director nominees were present at the prior year’s Annual Meeting, which was held on February 23, 2009.

There are three standing committees of the Board of Directors, which are the Nominating Committee, the Audit Committee and the Compensation Committee.

Nominating Committee

The functions of the Nominating Committee are to assist the Board of Directors in identifying, interviewing and recommending to the Board of Directors qualified candidates to fill positions on the board.  The Nominating Committee met three times during fiscal 2009.

In evaluating candidates to serve on the Company’s Board of Directors, consideration is given to the level of experience, financial literacy and business acumen of the candidate.  In addition, qualified candidates for director are those who, in the judgment of the committee, have significant decision-making responsibility, with business, legal or academic experience.  The Nominating Committee will consider recommendations for board candidates that are received from various sources, including directors and officers of the Company, other business associates and shareholders, and all candidates will be considered on an equal basis, regardless of source.

Shareholders may contact the Nominating Committee to make such recommendations by writing in care of the Secretary of the Company, at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.  Submissions must include: (a) a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee; (b) the name, address and number of shares beneficially owned by the shareholder; (c) the name, address and contact information of the candidate being recommended; (d) a description of the qualifications and business experience of the candidate; (e) a statement detailing any relationships between the candidate and the Company and any relationships or understandings between the candidate and the proposing shareholder; and (f) the written consent of the candidate that the candidate is willing to serve as a director if nominated and elected.

In connection with director nominees for the 2010 Annual Meeting, each director nominee was recommended by Mr. Pence, Chairman of the Board and sole member of PSQ, LLC, the largest shareholder of the Company’s common stock.

The Nominating Committee is presently composed of three non-employee directors:  Thomas C. Williams (Chairman), Dennis W. Baker, and Charles W. B. Wardell III.  The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to the proxy statement prepared in connection with the February 25, 2008 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, its financial reporting and its internal accounting controls.  In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company’s books, reviews the findings and recommendations of the independent registered public accounting firm at the completion of their audit, and approves annual audit fees and the selection of an auditing firm.  The Audit Committee met five times during fiscal 2009.  In addition, the Chairman of the Audit Committee participated in three quarterly meetings in fiscal 2009, to review earnings press releases and the Company’s filings on Form 10-Q with members of management and the Company’s independent registered public accounting firm.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to the proxy statement prepared in connection with the February 23, 2009 Annual Meeting of Shareholders.

Compensation Committee

The Compensation Committee has the sole responsibility for approving and evaluating the officer compensation plans, policies and programs.  It may not delegate this authority. It meets as often as necessary to carry out its responsibilities.  The committee has the authority to retain compensation consultants, but has not done so.  The Compensation Committee met six times during fiscal 2009.

In the past, the committee has met each September to consider the compensation of the Company’s executive officers, including the establishment of base salaries and performance targets for the succeeding year, and the consideration of stock option awards.  Management provides the committee with such information as may be requested by the committee, which in the past has included historical compensation information of the executive officers, tally sheets, internal pay equity statistics, and market survey data.  Under the guidelines of the NYSE Amex stock exchange, the chief executive officer may not be present during the committee’s deliberations regarding his compensation.  If requested by the committee, the chief executive officer may provide recommendations regarding the compensation of the other officers.

The Compensation Committee also has the responsibility to make recommendations to the Board of Directors regarding the compensation of directors.

The Compensation Committee is presently composed of three non-employee directors:  Charles W. B. Wardell III (Chairman), Dennis W. Baker, and Thomas C. Williams.  The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as an appendix to this proxy statement.

Shareholder Communications

The Board of Directors has established a procedure by which shareholders of the Company can communicate with the Board of Directors.  Shareholders interested in communicating with the Board as a group or with individual directors may do so, in writing.  Correspondence to the directors should be sent by regular mail c/o the Secretary, General Employment Enterprises, Inc., One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.  Any such correspondence will be reviewed by the Secretary, who will then forward it to the appropriate parties.  Communications that are solicitations or deemed to be irrelevant to the Board’s responsibilities may be discarded, at the discretion of the Secretary.

Nominations for Directors

The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors.  The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors.  Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an Annual Meeting of Shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders.  Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee’s service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Stock, and information concerning the beneficial ownership of the Company’s outstanding Common Stock by each director, director nominee and named executive officer, as defined below, individually, and by all current directors and executive officers as a group.  Unless noted otherwise, the named persons have sole voting and dispositive power over the shares listed.  Except as noted otherwise, the information is as of January 22, 2010.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class

PSQ, LLC Stephen B. Pence Hurstbourne Place, Suite 1205 9300 Shelbyville Road Louisville, KY 40222	9,735,287	(1)	72.8%

Herbert F. Imhoff, Jr. One Tower Lane, Suite 2200 Oakbrook Terrace, IL 60181	939,324	(2)	7.0

Dennis W. Baker	45,000	(3)	*

Ronald E. Heineman	150,000	(4)	1.1

Charles W.B. Wardell	10,000		*

Thomas C. Williams	—		—

Marilyn L. White	108,598	(4)	*

Kent M. Yauch	103,505	(5)	*

Salvatore J. Zizza	—		—

All current directors and executive officers as a group (9 individuals)	11,091,714	(6)	80.6%

*  Represents less than 1%.

(1)	Mr. Pence beneficially owns the shares held by PSQ, LLC as its sole managing member.
(2)	Includes 500,000 shares of common stock which were approved for issuance to Mr. Imhoff pursuant to his Consulting Agreement with the Company which became effective as of July 1, 2009.
(3)	Includes 15,000 option shares exercisable within 60 days of the record date.
(4)	Represents option shares exercisable within 60 days of the record date.
(5)	Includes 99,505 option shares exercisable within 60 days of the record date.
(6)
Includes 500,000 shares of common stock which were approved for issuance to Mr. Imhoff pursuant to his Consulting Agreement with the Company which became effective as of July 1, 2009, and includes 373,103 shares exercisable by members of the group within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officer or its principal financial officer during the most recent fiscal year, and the next most highly compensated executive officer, who was serving as an executive officer at the end of the most recent fiscal year for all services rendered to the Company during the three most recent fiscal years.  These individuals are referred to throughout this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards $	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)

Ronald E. Heineman (1)	2009	––	––	––	43,500	––	––	43,500
Chief Executive Officer
and President

Herbert F. Imhoff, Jr. (1)	2009	337,981	––	280,000	––	––	58,920	676,901
Former Chairman of the Board,	2008	450,000	––	––	7,500	––	67,239	524,739
Chief Executive Officer	2007	450,000	––	––	22,500	6,103	64,438	543,041
and President

Kent M. Yauch	2009	180,000	––	––	11,742	––	14,579	206,321
Vice President,	2008	190,000	––	––	8,700	––	23,188	221,888
Chief Financial Officer	2007	180,000	10,000	––	11,250	––	21,888	223,138
and Treasurer

Marilyn L. White	2009	177,500	––	––	9,481	––	14,975	201,956
Vice President	2008	200,000	––	––	8,700	––	23,957	232,657
	2007	190,000		––	11,250	12,180	22,624	236,054

(1) Mr. Heineman became the Company’s Chief Executive Officer and President, and Mr. Imhoff, Jr. resigned from those positions, as of July 1, 2009.  Mr. Heineman resigned from those positions as of December 23, 2009.

Employment Agreements
Effective July 1, 2009, the Company entered into employment agreements with Mr. Yauch and Ms. White that have two-year terms and provide for annual salaries of $150,000 for each of them.

Consulting Agreement
In connection with the completion of the sale of shares of common stock to PSQ, LLC, Mr. Imhoff, Jr. resigned from those positions and his employment agreement with the Company was replaced by a new consulting agreement.  Under the consulting agreement, the Company became obligated to pay an annual consulting fee of $180,000 over a five-year period and to issue 500,000 shares of common stock to the former CEO for no additional consideration.

Stock Awards
The stock awards column reflects the value of shares awarded.  The value of common shares issued to Mr. Imhoff, Jr. during fiscal 2009 under his consulting agreement was based on a quoted market price of $0.56 per share on the date of the award.

Option Awards
The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” with respect to options granted in fiscal 2009 and prior years.  Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods.  The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements in the Company’s Annual Report for fiscal 2009 accompanying this proxy statement.

All stock options awarded to the named executive officers during fiscal 2009 were at option prices that were equal to the market price on the date of grant, had vesting dates one year or less after the date of grant, and had expiration dates ten years after the date of grant.

Non-Equity Incentive Plan Compensation
The Company has two incentive compensation plans designed to provide annual performance-based incentives to certain named executive officers.  The non-equity incentive plan compensation column represents cash awards earned by the named executive officers for performance during the fiscal year under the Chief Executive Officer Bonus Plan and the Operational Vice President Bonus Plan.

During fiscal years 2007 through 2009, Mr. Imhoff, Jr. participated in the Company’s Chief Executive Officer Bonus Plan.  Under the plan, the executive is eligible to receive an annual cash bonus equal to a percentage of his base salary in effect during the year.  The percentage is determined by reference to a combination of two factors: (1) the Company’s consolidated income before income taxes for the fiscal year, to the extent that it exceeds an annual threshold amount, and (2) the amount of improvement in such income compared with the preceding fiscal year.  The annual threshold amount is determined by the Compensation Committee prior to the beginning of each fiscal year.  The cash bonus is required to be paid to the executive within 2.5 months of the close of the Company’s fiscal year.

During fiscal years 2007 through 2009, Ms. White participated in the Company’s Operational Vice President Bonus Plan.  Under the plan, the executive is eligible to receive an annual cash bonus equal to a percentage of her base salary in effect during the year.  The percentage is determined by reference to a combination of two factors: (1) the income before income taxes of the operating divisions supervised by the executive for the fiscal year, to the extent that it exceeds an annual threshold amount, and (2) the amount of improvement in such income compared with the preceding fiscal year.  The annual threshold amount is determined by the Compensation Committee prior to the beginning of each fiscal year.  The cash bonus is required to be paid to the executive within 2.5 months of the close of the Company’s fiscal year.

All Other Compensation
The all other compensation column includes contributions to the Executive Retirement Plan, amounts paid to Mr. Imhoff, Jr. under the Company’s consulting agreement and other items, as follows:

Name	Year	Executive Retirement Plan ($)	Consulting Fees ($)	Perquisites	Other ($)	Total ($)

Herbert F. Imhoff, Jr.	2009	11,250	45,000	—	2,670	58,920
	2008	45,000	—	18,015	4,224	67,239
	2007	45,000	—	15,289	4,149	64,438

Kent M. Yauch	2009	12,159	—	—	2,420	14,579
	2008	19,000	—	—	4,188	23,188
	2007	18,000	—	—	3,888	21,888

Marilyn L. White	2009	12,992	—	—	1,983	14,975
Vice President	2008	20,000	—	—	3,957	23,957
	2007	19,000	—	—	3,624	22,624

In the table above, perquisites represent the cost of a company-provided vehicle, and the “other” column includes contributions to the Company’s 401(k) Incentive Savings Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options held by each of the named executive officers as of September 30, 2009.  At that date, there were no outstanding stock awards.

Outstanding Equity Awards at Fiscal Year-End – Option Awards

	Number of Securities Underlying Unexercised Options (#)			Option	Option
Name	Exercisable	Unexercisable		Exercise Price ($)	Expiration Date

Ronald E. Heineman	150,000	––		0.56	4/23/10

Kent M. Yauch	10,000	––		1.25	9/30/11
	29,444	––		0.86	8/4/12
	20,000	––		1.63	9/24/16
	15,000	––		1.61	9/23/17
	12,561			0.40	11/23/18
	12,500	12,500	(1)	0.56	6/30/19

Marilyn L. White	10,000	––		1.25	9/30/11
	51,098	––		0.86	8/4/12
	20,000	––		1.63	9/24/16
	15,000	––		1.61	9/23/17
	12,500	12,500	(1)	0.56	6/30/19

(1) The option vesting date is July 1, 2010.

Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees.  The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service.  In addition, the Company had an Executive Retirement Plan, which was a nonqualified deferred compensation plan in which all of the named executive officers except Mr. Heineman participated.  It was designed to comply with section 409A of the Internal Revenue Code. Under the plan, the Company contributed a percentage of each participant’s earnings to a rabbi trust under a defined contribution arrangement.  The participants directed the investments of the trust, and the Company did not guarantee investment performance.  Distributions were payable in accordance with elections made in advance by participants, and  generally occurred upon the participant’s separation from service or upon specified distribution dates. The plan was terminated during fiscal 2009 due to a change in control of the Company that occurred during the year, and all account balances ware paid to participants.

Potential Payments upon Termination of Employment or Change in Control

The Company has individual employment agreements with Ms. White and Mr. Yauch.  Each executive’s agreement has a two-year term beginning July 1, 2009.  If the executive’s employment were to be terminated by the Company for any reason other than “cause,” the executive would be entitled to receive continued payments for the remainder of the two-year contract period.

Compensation of Directors

Under the Company’s standard compensation arrangements that were in effect during fiscal 2009, each non-employee director received a monthly retainer of $2,000, and the chairman of the Audit Committee received an additional monthly retainer of $500 through July 2009.  Directors did not receive any additional compensation for attendance at meetings of the board or its committees.  Employees of the Company did not receive any additional compensation for service on the Board of Directors.

The following table sets forth information concerning the compensation paid to each of the non-employee directors during fiscal 2009:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards* ($)	Total ($)

Dennis W. Baker	28,500	3,313	31,813
Sheldon Brottman (1)	18,000	3,313	21,313
Andrew Dailey (2)	10,000	3,313	13,313
Delain G. Danehey (2)	10,000	3,313	13,313
Edward O. Hunter (1)	8,000	2,250	10,250
Herbert F. Imhoff, Jr.	6,000	—	6,000
Thomas G. Kosnik (1)	8,000	2,250	10,250
Stephen B. Pence	6,000	—	6,000
Charles W. B. Wardell III	6,000	—	6,000
Thomas C. Williams	6,000	—	6,000

*The aggregate number of outstanding option awards at the end of fiscal 2009 were as follows for each of the non-employee directors:  Mr. Baker – 30,000; Mr. Brottman – 40,731; Mr. Danehey – 28,731; Mr. Hunter – 15,000; Mr. Imhoff, Jr. – 15,000; Mr. Pence – 15,000; Mr. Wardell – 15,000; and Mr. Williams – 15,000.

(1) Retired from the Board of Directors on July 1, 2009.
(2) Retired from the Board of Directors on February 23, 2009.

Option Awards
The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” with respect to options granted in fiscal 2009 and prior years.  Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods.  The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements in the Company’s Annual Report for fiscal 2009 accompanying this proxy statement.

All stock options awarded to the non-employee directors during fiscal 2009 were at option prices that were equal to the market price on the date of grant, had vesting dates from one to five years after the date of grant, and had expiration dates ten years after the date of grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), and by the Public Company Accounting Oversight Board (United States) in Rule 3200T.  In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Rule 3526 of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2009, filed by the Company with the Securities and Exchange Commission.  The Committee selected the Company’s independent registered public accounting firm for the year ending September 30, 2009.

The Committee is governed by a charter.  The Committee held five meetings during fiscal year 2009.  The Committee is comprised solely of independent directors as defined by the NYSE Amex stock exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Audit Committee of the Board of Directors
Dennis W. Baker, Committee Chair
Thomas C. Williams
Charles W. B. Wardell III

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company’s Board of Directors has selected BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm and to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2010.  BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since fiscal 2004.

A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if desired.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees billed or expected to be billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended September 30, 2009 and 2008, and fees billed by BDO Seidman, LLP during those years for other professional services:

	2009	2008

Audit fees	$158,000	$85,000
Audit-related fees	18,000	8,000
Tax fees	—	—
All other fees	—	—

“Audit fees” relate to services rendered for the audit of the Company’s consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission.

“Audit-related fees” relate to services rendered that are reasonably related to the audit of the Company’s consolidated financial statements and are not included in “audit fees.”  These services include audits of the Company’s 401(k) retirement plan and consultations on certain accounting matters.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and to not engage them to perform the specific non-audit services proscribed by law or regulation.  At the beginning of each fiscal year, the Audit Committee meets with the independent registered public accounting firm and approves the fees and services to be performed for the ensuing year.  On a quarterly basis, the Audit Committee reviews the fees billed for all services provided for the year to date, and it pre-approves additional services if necessary.  The committee’s pre-approval policies allow management to engage the independent registered public accounting firm for consultations on tax or accounting matters up to an aggregate of $10,000 annually.  All fees listed in the table above were approved in accordance with the Audit Committee’s policies.

OTHER MATTERS

Proposals of Shareholders

In order to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 30, 2010.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company’s By-Laws.  The Company’s By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company.  Such notice generally must be delivered to or mailed to and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  The shareholder must also comply with certain other provisions set forth in the Company’s By-Laws relating to the bringing of business before an annual meeting.  For a copy of the Company’s By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at Oakbrook Terrace Tower, One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.

Availability of Form 10-K

The Company will furnish, upon request and without charge to each shareholder from whom it solicits proxies, a copy of its current annual report on Form 10-K, without exhibits, filed with the Securities and Exchange Commission.  Requests should be in writing and addressed to:

Investor Relations Department
General Employment Enterprises, Inc.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois 60181
or e-mail to invest@genp.com

Other Business

At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting.  However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

APPENDIX A

GENERAL EMPLOYMENT ENTERPRISES, INC.

COMPENSATION COMMITTEE CHARTER

August 6, 2007

Committee’s Purpose
The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Committee Membership and Meetings
The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the American Stock Exchange and the Securities and Exchange Commission and shall be outside directors within the meaning of section 162(m) of the Internal Revenue Code.

The members of the Committee shall be directors of the Company and shall be elected by the Board.  The Board shall also designate a Committee Chairperson.  Committee members shall serve for a period of one year unless a member resigns or is replaced by the Board.  Committee members may be removed by a majority vote of the Board.

The Committee shall meet as often as necessary to carry out its responsibilities.  Meetings shall be called by the Chairperson of the Committee.  A majority of the members shall constitute a quorum, and a majority of the members present shall be required to act on Committee business.  The Committee may take action in the absence of a meeting by unanimous written consent of all members.

The Chairperson of the Committee shall be responsible for scheduling meetings, establishing agendas and conducting the meetings of the Committee.  Minutes for all meetings shall be prepared to document the Committee’s discharge of its responsibilities, and the minutes shall be approved by the Committee members.

The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings.  In the sole discretion of the Committee, the Committee may meet in executive session at any time.

Committee Authority and Responsibilities
1.
Compensation Philosophy.  In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy, and it shall oversee the development of executive compensation programs.  The Committee shall periodically review the Company’s executive compensation programs and make any modifications that it deems advisable.

2.
Chief Executive Officer. The Committee shall set corporate goals and objectives relevant to the Chief Executive Officer’s compensation. In determining the incentive component of the Chief Executive Officer’s compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to the chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. The Committee shall annually review and evaluate the Chief Executive Officer’s performance in light of those goals and objectives. The Committee shall have the sole authority to approve, amend or terminate these goals and objectives and to determine all compensation levels based on this evaluation, including the following: (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits.

3.
Other Officers. The Committee shall annually review and have the sole authority to approve, amend or terminate for the officers of the Company (other than the Chief Executive Officer) all compensation, including the following:  (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits.

4.
Directors. The Committee shall present to the Board their recommendations to approve, amend or terminate for directors (a) the annual compensation, and (b) any additional compensation for service on committees of the Board, service as a committee chairperson, meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board.

5.
Compensation and Benefit Plans. The Committee shall have the sole authority to approve, amend or terminate incentive-compensation plans, retirement plans, deferred compensation plans and any equity-based plans, including the approval, amendment or termination of any tax-qualified plan or section 125 plan, except as provided in Paragraph 6 of this Charter.  With respect to any funded employee benefit plan covering employees of the Company, the Committee shall have the sole authority to appoint and remove various plan trustees, members of administrative committees and plan administrators.  The Committee shall have the sole authority to administer any equity-based compensation plans, including determining awards to be granted under such plans.

6.
Ratification Required by the Board. The Committee shall present as a recommendation to the Board any action that is required by law or regulation to be submitted to the stockholders of the Company for approval.

7.
Proxy Statement.  The Committee shall prepare or review any reports on director and officer compensation to be included in the Company’s proxy statements, as required by applicable regulations of the Securities and Exchange Commission.

8.
Competitive Compensation Position. The Committee shall annually assess the Company’s competitive position for each component of officer compensation by reviewing market data for appropriate peer companies.

9.
Cash Effect. The Committee shall monitor the cumulative cash effect on the Company caused by bonus and other cash-based incentive plans of the Company, especially in relation to the Company’s net income for the applicable year(s).

10.	Report to the Board. Following each action by the Committee, the Committee shall make a report to the Board at the next regularly scheduled meeting of the Board.

11.	Charter Review. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.
Committee Performance Evaluation.  The Committee shall annually review its own performance.  The results of such self-assessment shall be presented to the Board at the next regularly scheduled meeting of the Board.

13.
Access to Consultants. The Committee shall have the authority to retain and terminate any compensation or other consultant to be used to assist in the evaluation of director or executive compensation and shall have authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the authority to approve the payment of the advisor’s fees and other retention items.  All fees and other retention items for compensation consultants, legal, accounting or other advisors shall be paid by the Company.

14.
Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s By-laws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as requested by the Board.

APPENDIX B

‚FOLD AND DETACH HERE AND READ THE REVERSE SIDE‚

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. THE PROXY HOLDERS WILL HAVE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE NOMINEES FOR DIRECTOR AS THE PROXY HOLDERS MAY DETERMINE. IN ANY CASE, AND NOTWITHSTANDING THE FOREGOING, THE PROXY HOLDERS MAY VOTE THE SHARES REPRESENTED HEREBY FOR LESS THAN THE ENTIRE NUMBER OF NOMINEES IF ANY SITUATION ARISES WHICH, IN THE OPINION OF THE PROXY HOLDERS, MAKES SUCH ACTION NECESSARY OR DESIRABLE.
Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

1.	ELECTION OF DIRECTORS, NOMINEES: D.W. Baker, H.F. Imhoff, Jr., S.B. Pence, C.W.B. Wardell III, T.C. Williams, S.J. Zizza	FOR ☐	WITHHOLD ☐	2.	In their discretion, in the transaction of such other business as may properly come before the meeting.

	For, except vote withheld from the following nominee(s): ______________________________________			You are encouraged to specify your choice by marking the appropriate box with an “X” but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2010

Note: The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
OF
GENERAL EMPLOYMENT ENTERPRISES, INC.
One Tower Lane, Suite 2200, Oakbrook Terrace, IL 60181

‚FOLD AND DETACH HERE AND READ THE REVERSE SIDE‚

PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
OF
GENERAL EMPLOYMENT ENTERPRISES, INC.
One Tower Lane, Suite 2200, Oakbrook Terrace, IL 60181

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF, JR. and STEPHEN B. PENCE, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on March 22, 2010, and any adjournment thereof.

If no direction is made, said proxies will vote FOR election of directors.

Continued, and to be marked, dated and signed on the reverse side.
Please mail this proxy in the enclosed envelope as promptly as possible.